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                                                                    EXHIBIT 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-2) and related Prospectus of Radyne ComStream Inc. for the registration of 2,760,000 units, consisting of 2,760,000 shares of common stock and 2,760,000 redeemable common stock purchase warrants to purchase 2,760,000 shares of common stock, and to the use and incorporation by reference therein of our report dated February 16, 1998 (except for Note 11, as to which the date is April 16, 1998), with respect to the consolidated financial statements of ComStream Holdings, Inc. included in Radyne ComStream Inc.'s report on Form 8-K/A filed with the Securities and Exchange Commission on May 5, 1999.

                                                    ERNST & YOUNG

San Diego, California
February 4, 2000





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                      [Letterhead of Dorsey & Whitney LLP]

                                KEVIN T. COLLINS
                                 (212) 415-9319

                                February 7, 2000

VIA EDGAR

Securities and Exchange Commission
450 5th Street, NW
Washington, D.C. 20549

                  Re:      Radyne ComStream Inc.
                           File No. 333-90731

Dear Sir/Madame:

        On behalf of our client, Radyne ComStream Inc., attached is Amendment No. 3 to the Registration Statement on Form S-2 to be filed via edgar. An additional filing fee of $2,035 was paid to Mellon Bank on February 7.

     Please do not hesitate to contact me with any questions or comments you may have at (212) 415-9319, or John B. Wade III at (212) 415-9311. Thank you.

                                                   Very truly yours,

                                                   /s/ KEVIN T. COLLINS

                                                   Kevin T. Collins

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